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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 12, 1999

                               MCI WORLDCOM, INC.
             (Exact Name of Registrant as Specified in its Charter)


        Georgia                    0-11258                  58-1521612
   (State or Other            (Commission File            (IRS Employer
   Jurisdiction of                  Number)          (Identification Number)
   Incorporation)


                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (601) 460-5600


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired

         The audited financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of MCI Communications Corporation, including the report of independent auditors, were previously reported in MCI WORLDCOM, Inc.'s Current Report on Form 8-K/A-3 dated November 9, 1997 (filed May 28, 1998).

(b)      Pro forma financial information

         MCI WORLDCOM, Inc. hereby files pro forma financial information listed in the Index on page F-1 herein and incorporated by reference herein.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 12, 1999


                                          MCI WORLDCOM, INC.



                                          By:  /s/ Scott D. Sullivan
                                              ---------------------------------
                                              Scott D. Sullivan
                                              Chief Financial Officer

               INDEX TO FINANCIAL STATEMENT AND OTHER INFORMATION

                         Financial Statement                                                     Page Numbers
                         -------------------                                                     ------------

               Pro Forma Condensed Combined Financial Statement                                       F-2
               Pro Forma Condensed Combined Statement of Operations for the
                  Year ended December 31, 1998                                                        F-4
               Notes to Pro Forma Condensed Combined Financial Statement                              F-5

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT



References herein to the "Company" or "MCI WorldCom" refer to MCI WORLDCOM, Inc., a Georgia corporation, and its subsidiaries, which prior to September 14, 1998, was named WorldCom, Inc. ("WorldCom").

On September 14, 1998, the Company acquired MCI Communications Corporation ("MCI"), pursuant to the merger (the "MCI Merger") of MCI with and into TC Investments Corp. ("Acquisition Subsidiary"), a wholly owned subsidiary of the Company. Upon consummation of the MCI Merger, the Acquisition Subsidiary was renamed MCI Communications Corporation. Through the MCI Merger, the Company acquired one of the world's largest and most advanced digital networks, connecting local markets in the United States to more than 280 countries and locations worldwide.

As a result of the MCI Merger, each outstanding share of MCI common stock was converted into the right to receive 1.2439 shares of MCI WorldCom common stock, par value $.01 per share (the "Common Stock" or "MCI WorldCom Common Stock"), or approximately 755 million MCI WorldCom common shares in the aggregate, and each share of MCI Class A common stock outstanding (all of which were held by British Telecommunications plc ("BT")) was converted into the right to receive $51.00 in cash or approximately $7 billion in the aggregate. The funds paid to BT were obtained by the Company from (i) available cash as a result of the Company's $6.1 billion public debt offering in August 1998; (ii) the sale of MCI's Internet backbone facilities and wholesale and retail Internet business (the "iMCI Business") to Cable and Wireless plc ("Cable & Wireless") for $1.75 billion in cash on September 14, 1998; (iii) the sale of MCI's 24.9% equity stake in Concert Communications Services ("Concert") to BT for $1 billion in cash on September 14, 1998; and (iv) availability under the Company's commercial paper program and credit facilities.

Upon effectiveness of the MCI Merger, the then outstanding and unexercised options exercisable for shares of MCI common stock were converted into options exercisable for an aggregate of approximately 83 million shares of MCI WorldCom Common Stock having the same terms and conditions as the MCI options, except that the exercise price and the number of shares issuable upon exercise were divided and multiplied, respectively, by 1.2439. The MCI Merger was accounted for as a purchase.

The following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998, illustrates the effect of the MCI Merger as if the MCI Merger had occurred as of January 1, 1998. No adjustments have been included in the pro forma amounts for any anticipated cost savings or other synergies.

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          PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT (CONTINUED)



This Pro Forma Condensed Combined Financial Statement should be read in conjunction with the historical financial statements of MCI WorldCom and MCI. The historical financial statements of MCI WorldCom and related notes as of December 31, 1998 and for each of the years in the three-year period ended December 31, 1998 are contained in MCI WorldCom's Annual Report on Form 10-K, which report is incorporated by reference herein. The historical financial statements of MCI and related notes as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 are contained in MCI WorldCom's Current Report on Form 8-K/A-3 dated November 9, 1997 (filed May 28,
1998), which report is incorporated by reference herein.

The Pro Forma Condensed Combined Financial Statement is presented for comparative purposes only and is not intended to be indicative of actual results had the transactions occurred as of the date indicated above nor does it purport to indicate results which may be attained in the future.

            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)
                      For the Year Ended December 31, 1998
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                                                                 MCI WorldCom
                                                             MCI WorldCom   MCI Historical (2)     Pro Forma      Pro Forma
                                                            Historical (2)  1/1/98 - 9/14/98      Adjustments     Combined
                                                            --------------  ------------------   -------------  ------------

Revenues                                                       $ 17,678           $ 15,109          $ (819) (3)   $ 31,968
Operating expenses:
    Line costs                                                    8,416              7,793            (819) (3)     15,390
    Selling, general and administrative                           4,312              4,538              --           8,850
    Depreciation and amortization                                 2,200              1,876             605  (4)      4,263
                                                                                                      (418) (5)
    In-process research and development and other charges         3,725                 --              --           3,725
                                                               --------           --------          ------        --------

Operating income (loss)                                            (975)               902            (187)           (260)
Other income (expense):
    Interest expense                                               (637)              (193)           (319) (6)     (1,149)
    Other                                                            41                 81              --             122
                                                               --------           --------          ------        --------
Income (loss) before income taxes and minority interests         (1,571)               790            (506)         (1,287)
Provision for income taxes                                          876                277             (96) (7)      1,057
                                                               --------           --------          ------        --------
Income (loss) before minority interests                          (2,447)               513            (410)         (2,344)
Minority interests                                                  (93)               (33)             --            (126)
                                                               --------           --------          ------        --------
Income (loss) from continuing operations                         (2,540)               480            (410)         (2,470)
Distributions on subsidiary trust preferred securities               18                 42              --              60
Preferred dividend requirements                                      13                 --              --              13
                                                               --------           --------          ------        --------
Net income (loss) applicable to common shareholders            $ (2,571)          $    438          $ (410)       $ (2,543)
                                                               ========           ========          ======        ========


Number of shares issued and outstanding:
     Basic                                                        1,274                                              1,795
                                                               ========                                           ========
     Diluted                                                      1,274                                              1,795
                                                               ========                                           ========

Earnings (loss) per share (8)
     Basic                                                     $  (2.02)                                          $  (1.42)
                                                               ========                                           ========
     Diluted                                                   $  (2.02)                                          $  (1.42)
                                                               ========                                           ========

                               NOTES TO PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENT

1. The unaudited pro forma financial data do not give effect to any potential cost savings or other synergies that could result from the MCI Merger. In connection with the MCI Merger, the Company allocated $3.1 billion of the purchase price to in-process research and development ("IPR&D") projects of MCI. The pro forma data is not necessarily indicative of the operating results that would have occurred had the MCI Merger been consummated at the date indicated, nor necessarily indicative of future operating results.

2. These columns represent historical results of operations. The MCI historical column for the year ended December 31, 1998 includes MCI's results of operations through September 14, 1998, the date of the MCI Merger. The results of operations for MCI since September 14, 1998 are included in the MCI WorldCom historical column.

3. These adjustments eliminate the revenues and corresponding line costs attributable to the intercompany transactions between WorldCom and MCI, as well as the elimination of the iMCI Business.

4. This entry reflects the adjustment to depreciation and amortization for the effect of the excess of the purchase price over net assets acquired in the MCI Merger. The purchase price in the MCI Merger was allocated based on estimated fair values at the date of acquisition. This resulted in an excess of purchase price over net asset acquired of which $3.1 billion was allocated to IPR&D and $1.7 billion to developed technology, which will be depreciated over 10 years on a straight-line basis. The remaining excess of $29.7 billion, as of December 31, 1998, has been allocated to goodwill and tradename, which are being amortized over 40 years on a straight-line basis.

     The initial purchase price allocations for the MCI Merger are based on current estimates. The Company will make final purchase price allocations based upon final values for certain assets and liabilities and plans for exiting certain activities of MCI. As a result, the final purchase price allocations may differ from the present estimates.

5. This entry reflects the adjustment to depreciation expense for the effect of the fair value adjustment of MCI's property, plant and equipment based on an evaluation of depreciated replacement cost.

6. This adjustment represents the recognition of interest expense on the additional borrowings of MCI WorldCom to finance the cash payment of approximately $7 billion to the holder of the MCI Class A Common Stock and transaction costs of $500 million (which includes a $465 million inducement fee paid to BT). The interest expense was calculated based on MCI WorldCom's incremental borrowing rate of 6.0% under its credit facilities at December 31, 1998. A change of 1/8% in the incremental rate would affect interest expense by $9.3 million for the year ended December 31, 1998.

7. Income tax expense has been adjusted to reflect an estimated combined tax rate of 47%.

8. Pro forma per share data are based on the number of MCI WorldCom common and common equivalent shares that would have been outstanding had the MCI Merger occurred at the date indicated.

                                  EXHIBIT INDEX


Exhibit No.                Description of Exhibit
-----------                ----------------------

    2.1 Agreement and Plan of Merger by and among WorldCom, TC Investments Corp. and MCI dated as of November 9,
                           1997 (filed as Annex I to the Joint Proxy
                           Statement/Prospectus dated January 22, 1998 included in WorldCom's Registration Statement on Form S-4,
                           Registration No. 333-36901 and incorporated herein by reference)*

    2.2 Agreement by and among BT, MCI and WorldCom dated as of November 9, 1997 (incorporated herein by reference to Exhibit 99.1 of WorldCom's Current Report on Form
                           8-K dated November 9, 1997 (filed November 12, 1997)
                           (File No. 0-11258))*


------------------------
  * The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to this Agreement to the Securities and Exchange Commission upon request.